Exhibit 10.1
Hua Long Acquisition Agreement

Transferor: Jianzhong Dongø (Party A)

ID No.: 410711650916001
Resident Address: 134 Yard, urban Jianshe Road, Xinxiang City, Henan Province

Transferor: Lizheng Guo (Party B)

ID No.: 410825681228153
Resident Address: Zuoli Village, Xiangyun Town, Wen County, Henan Province

Transferee: GFR PHARMACEUTICALS INC. (Party C)
Registered Location: Nevada, U.S.
Authorized Representative: Maurice Katz

Given:

1.   Xi’an Hualong Yutian Technology Industrial Co., Ltd. (“the Company”) is a limited liability company legally registered in Xi’an Business Administration. The register No. is 6101012413789. The registered capital is RMB1,500,000. The Company locates in D2, 8/F, No.3 Factory of Beilin Technological Industrial Zone, Beilin District, Xi’an.

2.   There are two natural-person shareholders in the Company, Mr. Jianzhong Dong and Mr. Lizheng Guo. Party A Mr. Jianzhong Dong hereto holds 90% while Party B Mr. Lizheng Guo holds 10% of the total capital stock of the Company respectively.

Herein, Party A and Party B desire to transfer 100% of their capital stock to Party C and Party C will acquire the said stock.

Upon the friendly negotiation among Party A, Party B and Party C, the three parties agree that Party A and Party B resign from the Company and Party C will undertake all the rights and obligations originally executed by Party A and Party B.

Article 1 Party A and Party B transfer to Party C 100% of their contribution to the registered capital upon the initial establishment together with all the rights and obligations (including rights and obligations regulated by laws, shareholder agreements and articles of incorporation, collectively “the transferred rights and obligations”) herein. Party C agrees to undertake the said transferred rights and obligations.

Article 2 The three Parties agree that the price for the above transfer is RMB1,200,000, including RMB1,080,000 for the capital stock transferred from Party A and RMB120,000 for that from Party B. All currency amounts shall be paid by Party C in U.S. dollar. The calculation is based on the current exchange rate at the payment date. The following transfer prices are all quoted in RMB, which are converted to U.S. dollar pursuant to the calculation set forth herein.

Article 3 Upon the approval of this Agreement by the authority, the Company shall be changed to a foreign investment company pursuant to the related law in China. The three Parties agree that Party C shall respectively effect the payment to Party A and Party B RMB1,200,000 in total for the transfer within 30 days upon issuing the new license of foreign investment company. The specific payment method shall be discussed by the three parties pursuant to the related regulations.

Article 4 The procedures concerning Party A and Party B resign from the Company shall be performed upon signing this agreement. The three Parties should cooperate with each other to complete the application procedure of any change in the registration to the Business Administration Bureau.

Article 5 Upon signing this Agreement, the original shareholders of the Company should make a resolution to consent to the transfer described in this Agreement.

Article 6 Before this Agreement is taken into effect, Party A and Party B shall bear the rights and obligation in relation to the contribution. Upon the effective date of this Agreement, Party A and Party B resign from the Company and all the above rights and obligations shall be taken by Party C.

Article 7 Party C promises that the name, location, registered capital and the business scope of the Company shall not be changed after the Company changes to a foreign investment company. All the original liabilities of the Company shall also be taken by Party C.

Article 8 Party C promises that all the original employees of the Company shall be re-arranged and sign new engagement contracts after the company changes to a foreign investment company.

Article 9 Upon the effective date of this Agreement, each Party shall indemnify the other from any losses arise out of breach by such party, including the expectative loss.

Article 10   This Agreement shall be governed by and construed in accordance with the laws of People’s Republic of China. Any dispute arising from or in connection with this Agreement shall be solved in a friendly way before submitting to Northwest Branch of China International Economy Trading Arbitration Association. The award of such arbitration shall be final and have binding force over each party.

Article 11 This Agreement is in 15 originals, one for each Party and the others are for acquisition filing to the authority.

Article 12 This Agreement is signed in Xi’an, China on October 15, 2006 and effective upon the approval by the authority.

Party A:

Date: October 15, 2006

Party B:

Date: October 15, 2006

Party C: GFR PHARMACEUTICALS INC.

Authorized Representative:
Title:

Date: October 15, 2006